UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2001

                              NUTEK, INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


1110 Mary Crest Road, Henderson, NV                   89014
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 567-2613

ITEM 1. CHANGES IN CONTROL

     On January 9, 2001, at a special meeting of the board of directors, Murray Conradie, Don Hejmanowski and Kristi Conradie were elected to the Board of Directors. On January 9, 2001, the Board met and elected Murray Conradie as President and Treasurer of the Company and Don Hejmanowski as Secretary of the Company.

     Effective May 1, 2001, the new address for the business is 1110 Mary Crest Road, Henderson, NV 89014. The new telephone number for the business is 702-567-2613.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 15, 2001

                              NUTEK, INC.


                              By:
                              /s/ Murray N. Conradie
                              -------------------
                              Murray Conradie, President

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